EXHIBIT 99.1

April 11, 2013

Gentlemen,

Further to our conversation several weeks ago this email serves to confirm my resignation effective April 1, 2013.

After much consideration, I've decided to step down as the COO and as an officer of Bitzio, and all of its subsidiaries, as of Monday April 1, 2013.

As also discussed, I remain a strong supporter of Bitzio and will continue help the organization where practical.

Regards,

/s/ Bruce Weatherell